Exhibit 10.1

SunTrust Bank                           Dawn G. Dorsey
Mail Code FL JAX 1025                   Vice President
76 South Laura St. 20th Floor
Jacksonville, FL 32202
Tel (904) 632-2599
Fax (904) 632-2874


sunTrust


February 11, 2005


Mr. John E. Anderson
Mr. Ray M. Van Landingham
Patriot Transportation Holding, Inc.
1801 Art Museum Drive
Jacksonville, FL 32232



RE: $15,000,000.00 Committed Facility for Letters of Credit (hereinafter referred to as "SunTrust
     Letter of Credit Facility")


This Commitment Letter supersedes and replaces all previously issued Commitment Letters related to the Subject facility, the terms of which are hereby null and void.


Dear Messrs. Anderson and Van Landingham,

I am very pleased  to  inform  you  that  SunTrust  Bank
(hereinafter referred to as the "Bank") has approved your request for the above referenced facility subject to the following terms and conditions:

1)  Facilities/Purpose:   $15,000,000.00 committed  facility
                          to be utilized for the issuances of Standby
                          Letters of Credit for insurance related
                          purposes. All currently outstanding Letters of Credit shall be carved out of availability of total facility. Remaining availability at this time for issuance of new Letters of Credit is approximately $3,000,000.00.
                          Letters of Credit to be in the name of Patriot Transportation Holding, Inc.
                          (hereinafter referred to as the Borrower) and/ or Florida Rock and Tank Lines, Inc.

2)  Terms:                Facility shall mature on March 31, 2006.
                          Letters of Credit issued under facility to be for a period of up to one year

3)  Fees:                 1%  fee  per annum based on  amount  of
                          Letters of Credit issued under facility. Said fee to be payable upfront at time of issuance of Letter of Credit.

4)  Covenants:            To  coincide with covenants as per  the
                          "Amended and Restated Revolving Credit Agreement dated as of November 10, 2004 among Patriot
                          Transportation Holding, Inc. as Borrower, the
                          Lenders from time to time party hereto and Wachovia Bank, National Association as
                          Administrative Agent" (hereinafter referred to as the Loan Agreement).

5)   Conditions:          To coincide with conditions as per the Loan
                          Agreement.


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Patriot Transportation Holding, Inc.
February 11, 2005
2


6)  Reporting Requirements:

                           To coincide with the Reporting Requirements as per the Loan Agreement.

7) Representation:         The Borrower warrants and represents to
                           the best of its knowledge all the documents and/or information provided to the Bank prior to the date hereof are true and correct and acknowledges that the issuance of this Commitment
                           Letter by the Bank is in reliance upon the accuracy and truth of said documents and/or information. Further, the Borrower warrants and represents that all material information known to the Borrower has been disclosed by the Borrower to the Bank and the Bank has relied upon this representation in the issuance of this Commitment
                           Letter.

8) WAIVER OF RIGHT TO JURY TRIAL:

   IF ANY LEGAL ACTION IS TAKEN WITH RESPECT TO THIS COMMITMENT OR THE LOAN DOCUMENTS OR ANY TRANSACTION DESCRIBED IN THIS COMMITMENT OR THE LOAN DOCUMENTS, THE BORROWER, THE GUARANTOR AND BANK WAIVE THEIR RIGHTS TO TRIAL BY JURY.



This Commitment Letter shall be considered null and void unless the Borrower shall acknowledge acceptance hereof by signing and returning the enclosed copy of this letter on or before February 25, 2005. Thank you for the opportunity to present this Commitment Letter in relation to your financing request. Please do not hesitate to call me at a later time to discuss any of the terms of this Commitment Letter in further detail or if I may be of assistance in regards to anything at all.



Sincerely,


Dawn G. Dorsey
Vice President


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Patriot Transportation Holding, Inc.
February 11, 2005
3



Acceptance:

The terms and conditions of this Commitment Letter are hereby accepted.


Date: ________________


Borrower:


Patriot Transportation Holding, Inc.



By: _________________________________



As its: ______________________________



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